UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________________________

FORM 8-K

___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

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AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

_____________________________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	–	–
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	CDMOP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective July 25, 2019, on the recommendation of the Corporate Governance Committee of the Board of Directors (the “Board”) of Avid Bioservices, Inc., a Delaware corporation (the “Company”), the Board appointed Catherine Mackey, Ph.D. to serve on the Board until the next annual meeting of stockholders in 2019 and until her successor is elected and qualified. Dr. Mackey will serve on the Board as a non-employee, independent director, and has been appointed to the Board’s audit committee and corporate governance committee. The appointment of Dr. Mackey fills a vacancy on the Board created by the resignation of Mr. Joel McComb who resigned on July 22, 2019.

Dr. Mackey, 63, is an experienced leader, director and advisor with more than 30 years of research and development and operations experience in the pharmaceutical, biotechnology and agricultural industries. She is chairman of the board of Cour Pharmaceutical Development, a privately held, clinical stage company focused on immunomodulation. She is also a member of the board of directors and audit committee of GW Pharmaceuticals PLC (NASDAQ: GWPH), a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from its proprietary cannabinoid product platform in a broad range of disease areas, and a member of the board of directors of Poseida Therapeutics, Inc., a privately held, clinical stage company developing next generation cell therapies for cancer. Dr. Mackey served as a member of the board of directors and the compensation committee of YM Biosciences Inc., a Canadian drug development company, from 2011 to 2013. She also served as a member of the board of directors, the audit committee, and nominating and corporate governance committee of Sequenom Inc., a life sciences company, from 2015 to 2016. In addition, she serves on the board of directors of Rady Children’s Hospital and as an advisor to several companies. Dr. Mackey previously served as senior vice president of Pfizer Worldwide Research and Development and director of Pfizer’s La Jolla Laboratories, where she built Pfizer La Jolla into one of Pfizer’s main pharmaceutical research and development sites with over 1,000 employees and a robust drug pipeline. Prior to that role, she served as head of Strategic Alliances and Genomic and Proteomic Sciences for Pfizer. Dr. Mackey spent the first part of her career in agricultural biotechnology, including as vice president of DEKALB Genetics, Inc., an international researcher, producer, and marketer of seed. Dr. Mackey received her B.S. and Ph.D. degrees in microbiology from Cornell University.

The Board has determined that Dr. Mackey is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Dr. Mackey and any other persons pursuant to which she was selected as a director. Dr. Mackey does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Mackey and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Mackey will enter into the Company’s standard form of indemnification agreement. In addition, Dr. Mackey will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, comprised of annual board and committee retainers of $55,000 and $15,000, respectively, and a one-time non-qualified stock option grant to purchase 32,100 shares of the Company’s common stock with an exercise price equal to $6.38, the closing price of the Company’s common stock on July 25, 2019. The stock option will vest in equal monthly installments over a three-year period.

On July 26, 2019, the Company issued a press release announcing the appointment of Dr. Mackey to the Board, a copy of which is attached hereto as Exhibit 99.1.

Director Resignation

On July 22, 2019, Mr. Joel McComb resigned as a member of the Company’s Board upon mutual agreement with the Company. Mr. McComb’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. McComb was a member of the Board’s audit committee and corporate governance committee at the time of his resignation.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1       Press Release issued July 26, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: July 26, 2019	By: /s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued July 26, 2019.

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